Exhibit 16. Letter regarding change in certifying accountant.


((Letterhead))
                    SCHUMACHER & ASSOCIATES, INC.
                     Certified Public Accountants
                     2525 15th Street, Suite 3H
                      Denver, Colorado 80211
                 (303) 480-5037      FAX (303) 480-5038

March 15, 2000

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, D.C.  20549

Re: Arete Industries, Inc.

Ladies and Gentlemen:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Arete Industries, Inc. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K dated March 14, 2000 captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 15th day of March, 2000.

Sincerely,

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.